EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 (File No. 333-30291) of our report dated February 26, 1997, on our audits of the balance sheets of Foamex Capital Corporation. We also consent to the reference to our firm under the caption "Experts".





Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania

September 26, 1997


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